UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

RemSleep Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53450	47-5386867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

699 Walnut Street, Des Moines, Iowa	50309-3962
(Address of principal executive offices)	(Zip Code)

(515) 724-5994

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

RemSleep Holdings, Inc. is referred to herein as “we”, “us” or “our”.

Explanatory Note

This Form 8-K amends our Form 8-K filed on January 29, 2018.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or A Related Audit Report or Completed Interim Report

On or about November 29, 2017, Michael Gillespie & Associates, PLLC (“Gillespie”), our independent registered public accounting firm, informed management that our financial statements prepared for the Forms 10-Q Reports for the periods ending March 31, 2017 and June 30, 2017 cannot be relied upon and will require restatement with amended financial statements for those reporting quarters. Specifically, the restatements pertain to:

•accounting by using an accurate fair value provided by a third-party business valuation firm that we have engaged;

•allocating the associated expense to the proper period according to services performed; and

•correcting accumulated depreciation, prepaids and accounts payable.

Our Chief Executive Officer discussed with Gillespie the above matters.

We have provided Gillespie with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”). A copy of Gillespie’s letter dated February 13, 2018 to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this report.

The Form 10-Q for the periods ending March 31, 2017 and June 30, 2017 with restated financial statements were filed on January 23, 2018 and January 30, 2018, respectively.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 16.1: Letter from Michael Gillespie & Associates, PLLC dated February 13, 2018 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 13, 2018

RemSleep Holdings, Inc.

By: /s/ Tom Wood

Tom Wood,

President and

Chief Executive Officer